ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE is entered into effective the 1st day of February, 2005 at 12:01 a.m., by and between Tengasco, Inc., a Tennessee corporation (hereinafter referred to as “Assignor’), and Bear Petroleum, Inc. (hereinafter referred to as “Assignee”).

FOR AND IN CONSIDERATION OF GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is acknowledged by Assignor, Assignor transfers, grants, bargains, sells, conveys, and assigns to Assignee all of Assignor’s right, title, and interest in and to the Oil and Gas Leases and Rights of Way agreements listed and described on Exhibit “A” attached hereto, together with all rights incident thereto, and all production equipment and other personal property located thereon or obtained or used in connection therewith.

IN WITNESS WHEREOF, Assignor has executed this instrument the date of the acknowledgment below, to be effective the date first written above.

TENGASCO, INC.

By: s/Jeffrey R. Bailey Jeffrey R. Bailey, President

      STATE OF TENNESSEE

      COUNTY OF KNOX

This instrument was acknowledged before me, on the 3rd day of March, 2005 by Jeffrey R. Bailey, as President of Tengasco, Inc.

s/Sheila Sloan NOTARY PUBLIC My commission expires: 8/17/08